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                                                                    EXHIBIT 99.1



                        AMENDMENT TO RIGHTS AGREEMENT

                AMENDMENT, dated as of July 22, 1997, to the Rights Agreement, dated as of May 22, 1995 (the "Rights Agreement"), between Healthdyne Technologies, Inc., a Georgia corporation (the "Company"), and SunTrust Bank, Atlanta, a Georgia banking corporation, as Rights Agent (the "Rights Agent").

                WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

                WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 26 of the Rights Agreement;

                WHEREAS, the Board of Directors of the Company has voted in favor of this Amendment at a meeting of directors duly called and held;

                WHEREAS, there are Continuing Directors (as defined in the Rights Agreement) serving on the Board of Directors of the Company and a majority of the Continuing Directors have voted in favor of this Amendment at a meeting of directors duly called and held;

                NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agree-


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ment and this Amendment, the parties hereby agree as follows:

                1. The Rights Agreement is amended to add a new Section 34 at the end thereof which shall read in its entirety as follows:

                        "Section 34.  Establishment of Fund for Continuing
                Directors. The Board may, at any time it deems appropriate, establish or set aside one or more funds, whether in trust, escrow or otherwise (and regardless of whether such fund is combined with any other fund established or set aside by the Company), for the purpose of assuring that adequate resources are available to the Continuing Directors in order to enable them to carry out their prescribed functions under this Agreement and to fulfill their fiduciary obligations to stockholders of the Company."

                2. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

                3. The foregoing amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the day and year first above written.

                                HEALTHDYNE TECHNOLOGIES, INC.


                                By: /s/ Leslie R. Jones
                                    --------------------------
                                    Name: Leslie R. Jones
                                    Title:Vice President, General Counsel
                                          and Secretary



                                SUNTRUST BANK, ATLANTA


                                By: /s/ Letitia A. Radford
                                    --------------------------
                                    Name: Letitia A. Radford
                                    Title:Vice President


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